UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 4, 2010

Date of Report (date of earliest event reported)

CAI International, Inc.

(Exact name of Registrant as specified in charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

One Embarcadero Center, Suite 2101, San Francisco, CA 94111

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 788-0100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On June 4, 2010, CAI International, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).

At the Annual Meeting, there were 17,535,569 shares represented to vote either in person or by proxy, or 97.87% of the outstanding shares, which represented a quorum. The final results of voting for each matter submitted to a vote of the stockholders at the Annual Meeting are as follows:

1.	Masaaki (John) Nishibori and Gary Sawka were elected as Class III directors of the Company, each to serve for a term of three years or until his respective successor has been duly elected and qualified. The voting for each director was as follows:

Nominee	For	Withheld	Broker Non-Votes
Masaaki (John) Nishibori	16,821,933	80,381	633,255
Gary Sawka	16,840,773	61,541	633,255

2.	KPMG LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, with 17,524,130 votes in favor, 11,439 votes against, and no abstentions.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2010	CAI International, Inc.

/S/ VICTOR M. GARCIA
Victor M. Garcia
Senior Vice President and Chief Financial Officer